OFFICIAL NOTICE
                                                       Res. No. 35-68 adopted by
                                                          Board of Directors
                                                             July 18, 1968



To: Messrs. McVity (3), Kernan, Sommers, Beesley, Erway, Smith,      Secretary
    Keehn, Miller, Hering, Stocker and Ferguson, Whitenight

                 RESOLUTION RE INDIVIDUAL VARIABLE ANNUITIES --

          ESTABLISHMENT OF SEPARATE ACCOUNT A AND REGISTRATION THEREOF

                 UNDER THE INVESTMENT COMPANY ACT OF 1940, ETC.

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         RESOLVED, That, pursuant to section 227 of the Insurance Law of the
State of New York, authority is hereby given to establish a separate account designated "Separate Account A";

         FURTHER RESOLVED, That Separate Account A shall constitute a funding medium in connection with such agreements issued and administered by the Society as the Society may designate and in furtherance thereof Separate Account A is hereby empowered to:

                 (a) receive, hold, invest and reinvest amounts arising from (i) amounts received by the Society pursuant to such agreements, (ii) such other assets of the Society as the Society may deem necessary to establish Separate Account A or to support the operation of such agreements, and (iii) the income and gains arising from the foregoing;

                 (b) to the extent required by the Investment Company Act of 1940, register under such Act and make application for exemption from such provisions thereof as may appear to be necessary or desirable;

                 (c) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and in connection with such registrations file one or more registration statements thereunder, including any documents required as a part thereof;

                 (d) provide for investment management services;

                 (e) provide for the sale of agreements issued and administered by the Society, to the extent such agreements provide for allocation of amounts to Separate Account A;

                 (f) select an independent public accountant to audit the books and records of Separate Account A; and

                 (g) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof or as from time to time may be authorized by or pursuant to a resolution of the Board of Directors or any committee thereof;


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         FURTHER RESOLVED, That, pursuant to section 227(6) of the Insurance Law of the State of New York, Separate Account A shall have a committee designated the "Separate Account A Committee" ("SAA Committee") initially to consist of five members to be designated by the Chairman of the Board, the Vice-Chairman of the Board, or the President of the Society, each of whom shall serve until the first meeting of persons having voting rights in respect of Separate Account A, as provided by its Rules and Regulations to be hereafter adopted or approved, and until his successor shall qualify, and thereafter the members of the SAA Committee shall be elected by a plurality of the votes cast by such persons having such voting rights;

         FURTHER RESOLVED, That, pursuant to section 5.5 of the By-Laws of the Society, as amended, in consideration of each member's agreement to serve as a member of the SAA Committee at the Society's request and because of the Society's interest in Separate Account A, the Society shall indemnify, to the extent permitted by the law of the State of New York and subject to all applicable requirements thereof, any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a member of the SAA Committee, provided that, unless and until renewed by resolution of the Board of Directors, such indemnification shall be in respect of action taken or omitted only during the period ending with the first meeting of persons having voting rights in respect of Separate Account A;

         FURTHER RESOLVED, That the Society shall offer to provide to Separate Account A services relating to investment management and sales at rates of compensation for such services as may be approved by the officers of the Society; and the officers of the Society and each of them is hereby authorized to execute all agreements on behalf of the Society with respect thereto containing such provisions as he may deem necessary or appropriate, including such provisions as shall satisfy the requirements of the Investment Company Act of 1940 and the regulations issued thereunder;

         FURTHER RESOLVED, That, in cooperation with the SAA Committee, authority is hereby given to effect such registrations with the Securities and Exchange Commission under the Securities Act of 1933, with respect to any agreements providing for allocation of amounts to Separate Account A and related units or interests in Separate Account A which the Society from time to time may propose to offer in connection with plans and agreements qualified under sections 401 or 403(a) or purchased under section 403(b) of the Internal Revenue Code, as the officers of the Society may deem necessary or appropriate;

         FURTHER RESOLVED, That, in connection with such registrations, the officers of the Society and each of them is hereby authorized, with the assistance of the Society's special S.E.C. counsel, Freedman, Levy, Kroll & Simonds, and the Society's independent public accountants, Haskins & Sells, to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Society, such registration statements under the Securities Act of 1993, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;



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                                      -3-

         FURTHER RESOLVED, That Davidson Sommers is hereby appointed as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to the registration statement;

         FURTHER RESOLVED, That each officer and each director of the Society who is or may be required to execute any such registration statement or any amendment thereof, whether on behalf of the Society or as an officer or director thereof or by attesting the seal of the Society or otherwise, is hereby authorized to execute a power of attorney appointing J. Henry Smith and Davidson Sommers, and each of them, severally, his true and lawful attorney and agent, with full power of substitution to each, to execute in his name, place and stead and in any such capacity, said registration statement and all amendments thereto, and all instruments necessary or appropriate in connection therewith, to attest the seal of the Society thereon, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents, and his or their substitutes, to be empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the Society and said officers and directors, or any one or more of them, every act and thing with respect thereto as fully and to all intents and purposes as any such officer or director might or could do in person;

         FURTHER RESOLVED, That, in cooperation with the SAA Committee, the officers of the Society and each of them is hereby authorized, with the assistance of counsel and accountants for the Society, to prepare, execute and file with the Securities and Exchange Commission an application for an order under section 6(c) of the Investment Company Act of 1940 for such exemptions from the provisions of such Act as he may deem necessary or desirable;

         FURTHER RESOLVED, That the officers of the Society and each of them is hereby authorized, with the assistance of counsel and accountants for the Society, to effect, in the name and on behalf of the Society, all such registrations, filings and qualifications under the Securities Exchange Act of 1934 as a broker or dealer and under Blue Sky or Securities laws and under Insurance Securities laws of such states and other jurisdictions as he may deem necessary or appropriate, with respect to the Society and with respect to the Society's agreements providing for allocation of amounts to Separate Account A and related units or interests in Separate Account A in connection with plans and agreements qualified under sections 401 or 403(a) or purchased under section 403(b) of the Internal Revenue Code; such authorization to include registration, filing and qualification of the Society and of said agreements and related units or interests, as well as registration, filing and qualification of officers, employees and agents of the Society as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;



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                                      -4-

         FURTHER RESOLVED, That the Chairman of the Board, the Vice-Chairman of the Board, and the President and each of them is hereby authorized to change the designation of Separate Account A and the Separate Account A Committee, or either of them, to such other designation or designations as he may deem necessary or desirable; and

         FURTHER RESOLVED, That the officers of the Society and each of them is hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as he may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.